Pioneer Railcorp
                              1318 S. Johanson Road
                             Peoria, Illinois 61607
                                  309-697-1400


                                 Proxy Statement

This Proxy Statement and the accompanying proxy will be sent to stockholders of Pioneer Railcorp on our about May 28, 1996, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at Pioneer Railcorp's corporate office, 1318 S. Johanson Road, Peoria, Illinois 61607, on Wednesday, June 26, 1996, commencing at 9:00 a.m. local time. The Company's Annual Report for 1995, including financial statements, is also included herein.

The record date for stockholders entitled to vote at the Annual Meeting is April 30, 1996. As of April 30, 1996, the Company had issued and outstanding 4,515,973 shares of common stock, of which 4,515,973 were entitled to one vote per share.

It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders will be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, or where disclosure is expressly requested by a shareholder.

The Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to J. Michael Carr, Chief Financial Officer of the Company.

Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or fax. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

Beneficial Ownership of Stock

There are no shareholders, as of March 26, 1996, known by the Company to be beneficial owners of more than 5% of its outstanding common stock other than Company directors and officers.

Nominees for Election as Directors

Guy L. Brenkman, age 48, Chairman of the Board of Directors and President of Pioneer Railcorp and its subsidiaries was the incorporator of the Company and has been a member of the Board of Directors and President of the Company since its formation. Mr. Brenkman's past business experience includes real estate sales and management, securities sales, and seven years outside railroad industry experience before managing the day to day railroad operations of Pioneer in 1988. Mr. Brenkman, acting as agent of the Issuer conducted the public offering of Pioneer Railcorp, which raised its initial capital, and secondary capital for expansions.

Orvel L. Cox, age 53, Director, also serves as same for each of the Company's subsidiaries and Superintendent Car Department for same. Mr. Cox has 36 years of active railroading experience, with 31 of those years working for Class I railroads. Mr. Cox has been a director and/or officer of Pioneer since it's inception and has been involved in all phases of the development and growth of the Company.

John P. Wolk, age 46, Director and Treasurer for Pioneer, was elected to the Board in 1991. Mr. Wolk is Director of Distribution for Kimball International (NASDAQ symbol "KBALB") and previously spent seventeen years with Peabody Coal Company, most recently as Vice President-Treasurer & Controller. Mr. Wolk holds an MBA-Finance from St. Louis University and a BS-Business Administration from the University of Missouri.

John S. Fulton, age 62, Director, was elected to the Board in 1993. For the past sixteen (16) years, Mr. Fulton has been in the real estate business concentrating in retail sales, real estate development and appraising. Mr. Fulton presently works as a Sales Agent for Purple Reality. Mr. Fulton's previous positions include Industrial Appraising (6 years) with Cole, Layer Trumble of Dayton, Ohio, and 5 years with Pepsi-Cola. Mr. Fulton holds a BS degree in Public Administration from Bradley University in Peoria, Illinois.

J. Michael Carr, age 32, Assistant Treasurer, also serves as Treasurer for each of the Company's subsidiaries and Chief Financial Officer for same. Mr. Carr has been employed by the Company since March 1993 and was elected to the board in 1995. Before joining the Company, Mr. Carr worked in public accounting and banking for seven years, most recently as Controller for United Federal Bank. Mr. Carr is a CPA and holds a BS-Accounting from Illinois State University, Normal, Illinois.

General Information Relating to the Board of Directors

The Board of Directors of the Corporation consists of five members, each elected for a term of one year. The board met a total of 3 times in 1995, at which time all directors were present.

Compensation of Directors

Directors  of  the  Company  were   compensated   $1,000  in  1995  and  receive
reimbursement for out of pocket expenses. No compensation was paid to directors prior to 1995 in excess of $200.

Committees

The Audit Committee is the only standing committee of the Board of Directors. The purpose of the Audit Committee is to recommend to the Board of Directors the engagement of, and the fee to be paid to, the independent public accountants. The Audit Committee also reviews with the independent accountants as deemed necessary, the Corporation's accounting policies, conflict of interest policy, internal control systems and financial operations and reporting. The committee met once in 1995 and current members of this committee are John P. Wolk, John S. Fulton, and Orvel L. Cox.

Security Ownership of Directors and Executive Officers

The following table sets forth information, as of March 26, 1996, the beneficial ownership of all directors and officers of the Company as a group. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of March 26, 1996 pursuant to the exercise of stock options and warrants.

Title of Class:  Common Stock ($.001 par value)

                                                    Beneficial        Percent
        Name Of Beneficial Owner                     Ownership       Of Class
        ------------------------                    ----------       --------

Guy L. Brenkman (2.) ......................          3,478,858         37.4%
Orvel L. Cox (3.) .........................            234,806          2.5%
Daniel A. LaKemper (4.) ...................            144,054          1.6%
John P. Wolk (5.) .........................            144,000          1.6%
John S. Fulton (6) ........................             42,000           .5%
J. Michael Carr (7) .......................             67,716           .7%
                                                     ---------         -----
Directors and Executive
Officers as a Group: ......................          4,111,434         44.3%(1)
                                                     =========         =====

FOOTNOTES:

(1) Based on 9,303,657 shares of Common Stock and Equivalents outstanding as of March 25, 1996.

(2) Of the total number of shares shown as owned by Mr. Brenkman, 60,606 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,740,800 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of Warrants. Mr. Brenkman owns all shares in joint tenancy with his wife. In addition 7,052 shares are held by Mr. Brenkman under the Pioneer Railcorp Retirement Savings Plan and 2,340 shares are held by Mr. Brenkman's wife, in which he disclaims beneficial ownership.

(3) Of the total number of shares shown as owned by Mr. Cox, 66,666 shares represent the number of shares Mr. Cox has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 101,770 shares represent the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of Warrants. In addition 1,500 shares are held by Mr. Cox under the Pioneer Railcorp Retirement Savings Plan. Mr. Cox's shares are owned in joint tenancy with his wife. Mr. Cox and his wife own one Preferred Share in the Mississippi Central Railroad Co.

(4) Of the total number of shares shown as owned by Mr. LaKemper, 66,666 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 40,000 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days through the exercise of Warrants. In addition 388 shares are held by Mr. LaKemper under the Pioneer Railcorp Retirement Savings Plan. Mr. LaKemper's shares are owned in joint tenancy with his wife.

(5) Of the total number of shares shown as owned by Mr. Wolk, 22,000 shares represent the number of shares Mr. Wolk has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 61,000 shares represent the number of shares Mr. Wolk has the right to acquire within 60 days upon the exercise of Warrants. Mr. Wolk has 60,000 shares held in joint tenancy with his wife. Mr. Wolk and his wife jointly own ten Preferred Shares of the Alabama Railroad Co.

(6) Of the total number of shares shown as owned by Mr. Fulton, 22,000 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 10,000 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of Warrants.

(7) Of the total number of shares shown as owned by Mr. Carr, 66,666 shares represent the number of shares Mr. Carr has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of Warrants.

There are no shareholders known by the Registrant to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Compensation of the Chief Executive Officer

Summary Compensation Table
- ------------------------------------

                             Annual
                          Compensation             Long Term Compensation
                        ----------------  --------------------------------------
                                          Restricted
Name &                                      Stock                     Other
Position                Year     Salary     Award   Options/SARs   Compensation
- --------                ----    --------  --------- ------------   -------------

Guy L. Brenkman, CEO     1995   $310,546      ----      37,000        $4,500 (a)
                         1994   $227,609      ----     150,000        $4,500 (a)
                         1993   $206,925    $125,000

(a) - Registrant's contribution to the Company's defined contribution plan.


Option/SAR Grants in Last Fiscal Year
- ----------------------------------------------

                                            % of Total
                                          Options Granted
                                            to Employees
                                 Options   in the Fiscal   Exercise   Expiration
Name                             Granted      Year           Price       Date
- ----------                       -------   -------------- ----------- ----------

Guy L. Brenkman - CEO ......     20,000          8%       $   3.92     6/16/00
Guy L. Brenkman - CEO .......    17,000          7%       $   4.40      7/5/00

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
- ---------------------------------------------------

                                                   Number
                                                of Securities      Value of
                                                 Underlying      Unexercised
                                                 Unexercised     In-the-Money
                                                Options/SARs     Options/SARs
                                                 at FY-End       At FY-End
                    Shares Acquired    Value    Exercisable/     Exercisable/
                     On Exercise      Realized  Unexercisable    Unexercisable
                    ---------------   --------  -------------  ---------------

Guy  Brenkman-CEO        0                0        167,000/0       $202,500/0

In December 1993, the Company entered into a five-year executive employment contract with the Company's president. The five-year agreement provides for a base salary with annual inflation adjustments based upon the Consumer Price Index. Should the Company acquire or form additional railroads, the base salary will increase $25,000 for the acquisition of railroads of 125 miles or less, and $50,000 for railroads over 125 miles. At December 31, 1995, the president's base salary was $271,625. Should the president's employment be terminated, the contract requires a lump sum payment equal to three years of his then current salary. Should the president retire, he is entitled to a lump sum payment of one year's salary.

Director's of the Registrant each were compensated $1,000 in 1995.

Proposal 1 - Ratification of Appointment of Independent Public Accountants

The Board of Directors, upon recommendation of its Audit Committee, has appointed McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, as independent public accountants of the Company with respect to its operations for the year 1996, subject to ratification by the holders of common stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully McGladrey's performance for the Company with respect to services performed in 1995 and 1994, and its general reputation for adherence to professional auditing standards.

The Board of Directors recommends a vote FOR this proposal.

Proposal 2 - By the Company, approval of Stock Option Plan

At the Company's Board of Directors meeting on May 28, 1996, the directors voted for a resolution authorizing the adoption of the Stock Option Plan described below in this proxy statement, and directed that the Company submit the plan to the stockholders at the June 26, 1996 annual shareholder meeting.

The Board of Directors unanimously recommends a vote FOR the adoption of the following resolution, which will be presented at the June 26, 1996 at the annual shareholder meeting:

BE IT RESOLVED by the shareholders of Pioneer Railcorp, that the Option Plan approved by the Board of Directors on May 26, 1996 shall be deemed to be effective as of June 26, 1996.

The Board of Directors believe that the proposed Stock Option Plan is a key element in achieving the Company's continued financial and operational success. This plan has been designed to reward and motivate executives, managers, and employees to work as a team to achieve our corporate goal of maximizing shareholder return. A summary of the Stock Option Plan follows:

Stock Option Plan Summary:
June 26, 1996

In as much as Pioneer stockholders stand to be rewarded with higher share prices as the Company's management team grows and expands the Company, and stock investment advisors look favorably on such plans; and the board believes that a stock option plan is desirable method of compensation for officers, directors and key employees, in that it will assist in the recruitment and retention of qualified individuals, and fairly compensates the management team based upon their performance; the Board of Directors hereby approves and recommends to the shareholders a plan providing for the issuance of the following options:

Options shall be issued to the following groups:

Guy Brenkman, CEO .............................................           80,000
Executive Group ...............................................           80,000
Non-Executive Director Group ..................................           25,000
Employee Group ................................................          222,000
     Total ....................................................          407,000

Exercise Price: The exercise price shall be equal to the market price of the stock on the date of grant. In the case of a 10% or more owner, the exercise price will be equal to 110% of the market price of the stock on the date of grant if the options are to be considered incentive stock options under Internal Revenue Service regulations.

Exercise Period: The options will be fully vested and exercisable as of July 1, 2001. The vesting and exercise date of the options will be accelerated to the 10th consecutive business day that the stock trades at a price at least $4.50 greater than the price of the stock at the close of business on June 26, 1996. Vested options may be exercised, in whole or in part, within 10 years from date of grant.

Option shares shall survive only if the option holder's employment remains active with the Company until the options vest, unless the option holder dies prior thereto, in which case the holder's estate shall receive a pro-rata number of shares, based upon the time the employee worked under the plan. Any vested, unexercised options owned by a holder at death shall become property of the Holder's estate.

Stockholder Proposals

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy, it must be received by the Corporate Secretary no later than January 24, 1997.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth above. However, if any other matters come before the Meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons acting under the proxies.


                                        /s/ Pioneer Railcorp



Pioneer Railcorp
May 28, 1996